EXHIBIT 11

                CONSUMERS FINANCIAL CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                             Nine Months Ended September     Three Months Ended September
                                                                         30,                              30,

     (in thousands, except per share amounts)                    1996           1995              1996           1995

     Primary Earnings Per Share

     Reconciliation of net income (loss) per Statements of Operations to amount used in primary per share computation:

               Loss from continuing operations                  ($1,241)      ($1,164)            ($308)         ($440)
               Preferred dividend requirement                      (307)         (307)             (102)          (102)

               Accretion in carrying value of preferred             (27)          (27)               (9)            (9)


               Loss from continuing operations, as               (1,575)       (1,498)             (419)          (551)

               Income from discontinued operations                  349           465                83            227
               Net loss, as adjusted                            ($1,226)      ($1,033)            ($336)         ($324)


     Reconciliation of weighted average number of shares

          outstanding to amount used in primary earnings

          share computation:
               Weighted average number of common shares

                    outstanding                                   2,614         2,648             2,612          2,620
               Add weighted average number of shares

                    from assumed exercise of stock                    0             0                 0              0


               Weighted average number of shares of

                    stock and equivalents outstanding             2,614         2,648             2,612          2,620


     Loss from continuing operations                             ($0.60)       ($0.57)           ($0.16)        ($0.21)
     Income from discontinued operations                           0.13          0.18              0.03           0.09

     Net loss per common and common equivalent share             ($0.47)       ($0.39)           ($0.13)        ($0.12)


                                   EXHIBIT 11

                CONSUMERS FINANCIAL CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                             Nine Months Ended September     Three Months Ended September
                                                                         30,                              30,
     (in thousands, except per share amounts)                    1996           1995              1996           1995


     Fully Diluted Earnings Per Share
     Reconciliation of net income (loss) per Statements

          of Operations to amount used in fully diluted earnings per share computation:

               Loss from continuing operations                  ($1,241)      ($1,164)            ($308)         ($440)
               Income from discontinued operations                  349           465                83            227

               Net loss                                           ($892)        ($699)            ($225)         ($213)


     Reconciliation of weighted average number of shares

          outstanding, as adjusted, per primary
          on preceding page, to amount used in fully

          earnings per share computation:


               Weighted average number of shares

                    as adjusted per primary computation
                    Preceding page                                2,614         2,648             2,612          2,620



               Add shares issuable from assumed
                    8 1/2 % cumulative convertible                    713           713               713            713


               Weighted average number of shares of

                    stock and equivalents outstanding             3,327         3,361             3,325          3,333




     Fully Diluted Earnings Per Share                              *             *                 *              *


     * Anti-dilutive